UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 28, 2009

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 28, 2009, SBA Communications Corporation (the “Company”) issued a press release announcing its financial and operational results for the second quarter ended June 30, 2009, providing its third quarter 2009 guidance and updating its full year 2009 guidance. A copy of the press release is furnished as Exhibit 99.1.

In conjunction with the Company’s release of its financial and operational results for the second quarter ended June 30, 2009, the Company has released certain pro forma non-GAAP financial information as adjusted to reflect the impact of open market repurchases of debt made subsequent to June 30, 2009, the recent issuance by SBA Telecommunications, Inc., a wholly-owned subsidiary of the Company, of $750 million of senior notes and the application of the proceeds of such offering. This financial information is furnished as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

As described in Item 2.02 of this Current Report, the following exhibits are furnished as part of this Current Report on

Form 8-K.

Exhibit No.	Description
99.1	Press release issued by SBA Communications Corporation on July 28, 2009.

99.2	Financial information issued by SBA Communications Corporation on July 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: July 28, 2009